Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Daniel G. Welch, Chief Executive Officer and President of InterMune, Inc. (the “Company”), and Sharon Surrey-Barbari, Senior Vice President of Finance Administration and Chief Financial Officer of the Company, each hereby certifies that, to his or her knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.             The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 7th day of May, 2004.

/s/ DANIEL G. WELCH	/s/ SHARON SURREY-BARBARI

Daniel G. Welch	Sharon Surrey-Barbari
Chief Executive Officer and President	Senior Vice President of
Finance Administration and Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of InterMune, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.